                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported) January 13, 1999



                       UNION PACIFIC RESOURCES GROUP INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



     Utah                             1-13916                    13-2647483
--------------------------------------------------------------------------------
(State or other                     (Commission                (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)



  777 Main Street, Fort Worth, Texas                              76102
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number including area code              817-321-6000



(Former name or former address, if changed since last report)

None

Item 5.  Other Events.

Announcement of $760 Million 4th Quarter Charge

         Attached as Exhibit 99.1 to this Report is the Press Release issued by the Registrant on January 13, 1999, announcing that the Registrant will take a non-cash charge to earnings of approximately $760 million after tax in the fourth quarter as the result of an FAS 121 asset impairment, a preliminary capital budget for 1999 of approximately $500 million and a continuing cost reduction program.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      UNION PACIFIC RESOURCES GROUP INC.





                                      By: /s/ JOSEPH A. LaSALA, JR.
                                         -------------------------------------
                                              Joseph A. LaSala, Jr.
                                              Vice President, General Counsel
                                              and Secretary

DATED:  January 15, 1999

                                  EXHIBIT INDEX

Exhibit                            Description                        Page
-------                            -----------                        ----

 99.1                  Press Release dated January 13, 1999.